As filed with the Securities and Exchange Commission on June 24, 2009

Registration No. 333-154415

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SmartHeat Inc.
(Name of registrant as specified in charter)

Nevada
(State or jurisdiction of incorporation or organization)

98-0514768
(I.R.S. Employer Identification No.)

A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110027
+86 (24) 2519-7699
(Address and telephone number of principal executive offices and principal place of business)

Mr. Jun Wang
Chief Executive Officer
SmartHeat Inc.
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110027
 +86 (24) 2519-7699
(Name, address and telephone number of agent for service)

Copies to:

Robert Newman, Esq.
The Newman Law Firm, PLLC
14 Wall Street, 20th Floor
New York, NY  10005
 (212) 618-1968

Approximate date of proposed sale to the public: From time to time, after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)
Common Stock, par value $0.001 per share(3)	—	—	—	—
Debt Securities	—	—	—	—
Warrants(4)	—	—	—	—
Rights(5)
Units(6)	—	—	—	—
TOTAL(7)	$75,000,000	—	$75,000,000	$4,185.00

(1)
Pursuant to General Instruction II.D to Form S-3, the Amount to be Registered, Proposed Maximum Aggregate Offering Price per Security and Proposed Maximum Aggregate Offering Price have been omitted for each class of securities that are registered hereby.

(2)
The registration fee for the unallocated securities registered hereby has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the maximum offering price of securities that may be issued rather than the principal amount of any securities that may be issued at a discount.

(3)	An indeterminate number of shares of common stock of SmartHeat Inc. are covered by this Registration Statement.
(4)
An indeterminate number of warrants of SmartHeat Inc., each representing the right to purchase an indeterminate number of shares of common stock or amount of debt securities, each of which are registered hereby, are covered by this Registration Statement.

(5)	Rights evidencing rights to purchase securities of SmartHeat Inc.
(6)	Each Unit consists of any combination of two or more of the securities being registered hereby.
(7)
Also registered hereby are such additional and indeterminable number of securities as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes as well as anti-dilution provisions applicable to the warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject To Completion, dated June 24, 2009

$75,000,000

Common Stock	Warrants
Debt Securities	Units
Rights

SmartHeat Inc. may offer and sell from time to time, in one or more series, any one of the following securities of our company:

•	common stock;
•
secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debts securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

•	warrants to purchase our common stock or debt securities;
•	rights to purchase any of the foregoing securities; or
•	units comprised of, or other combinations of, the foregoing securities.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.  This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common stock is traded on the Nasdaq Global Market under the symbol “HEAT.” As of June 1, 2009, the aggregate market value of our outstanding common stock held by non-affiliates is approximately $83,902,710, based on 24,179,900 shares of outstanding common stock, of which approximately 10,553,800 shares are held by non-affiliates, and a per share price of $7.95 based on the closing sale price of our common stock on June 1, 2009.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” in the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf registration statement, we may, from time to time, sell any combination of the securities referred to herein in one or more offerings for total gross proceeds of up to $75,000,000. This prospectus provides you with a general description of the securities we may offer.

This prospectus provides you with some of the general terms that may apply to an offering of our securities. Each time we sell securities under this shelf registration we will provide a prospectus supplement that will contain specific information about the terms of that specific offering, including the number and price per security (or exercise price) of the securities to be offered and sold in that offering and the specific manner in which such securities may be offered. The prospectus supplement may also add to, update or change any of the information contained in this prospectus. If there is an inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement. Before making an investment decision, it is important for you to read and consider the information contained in this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted, and this document may only be used where it is legal to sell the securities described herein. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We obtained statistical data, market data and other industry data and forecasts used throughout, or incorporated by reference in, this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. We have not sought the consent of the sources to refer to their reports appearing or incorporated by reference in this prospectus. We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our business and the terms of the offering, including the merits and risks involved.

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of SmartHeat Inc. and other companies.

NOTE ON FORWARD LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus or in any prospectus supplement constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. These forward statements include statements relating to:

•	our goals and strategies;

•	our expansion plans;

•	our future business development, financial conditions and results of operations;

•	the expected growth of the market for PHE products and heat meters in China;

•	our expectations regarding demand for our products;

•	our expectations regarding keeping and strengthening our relationships with key customers;

•	our ability to stay abreast of market trends and technological advances;

•	our ability to effectively protect our intellectual property rights and not infringe on the intellectual property rights of others;

•	our ability to attract and retain quality employees;

•	our ability to pursue strategic acquisitions and alliances;

•	competition in our industry in China;

•	general economic and business conditions in the regions in which we sell our products;

•	relevant government policies and regulations relating to our industry; and

•	market acceptance of our products.

Please see “Risk Factors” in any accompanying prospectus supplement or in our Annual Reports on Form 10-K and on Quarterly Reports on Form 10-Q for risks which could adversely impact our business and financial performance. Moreover, new risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus or the date of any prospectus supplement. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus or in any prospectus supplement.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. Before investing in the securities offered hereby, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms “SmartHeat,” “we,” “us,” and “our” refer to SmartHeat Inc.

Our Company

We are a leading provider of plate heat exchanger products to China's industrial, residential and commercial markets. We design, manufacture, sell, and service plate heat exchangers ("PHEs"), and plate heat exchanger units which combine plate heat exchangers with various pumps, temperature sensors, valves, and automated control systems ("PHE Units"), and heat meters for a broad range of industries, including petroleum refining, petrochemicals, power generation, metallurgy, food & beverage and chemical processing. We sell PHEs under the Sondex brand and PHE Units designed by our engineers and assembled with Sondex plates under our Taiyu brand name. We are an authorized dealer of Sondex PHEs for the industrial and energy sectors in China.

We were incorporated in the State of Nevada on August 4, 2006 under the name Pacific Goldrim Resources, Inc. as an exploration stage corporation that intended to engage in the exploration of silver, lead and zinc. On April 14, 2008 we changed our name to SmartHeat Inc., and acquired all of the equity interests in Shenyang Taiyu Machinery & Electronic Equipment Co, Ltd. ("Taiyu"), a privately held company formed under the laws of the People's Republic of China ("China") engaged in the design, manufacture, sale, and servicing of plate heat exchange products in China. The acquisition of Taiyu's equity interests was accomplished pursuant to the terms of a Share Exchange Agreement dated April 14, 2008 (the "Share Exchange Agreement") by and among SmartHeat, Taiyu and all of the shareholders of Taiyu (the "Taiyu Shareholders").  At the closing under the Share Exchange Agreement, all of the equitable and legal rights, title and interests in and to Taiyu's share capital in the amount of Yuan 25,000,000 were exchanged for an aggregate of 18,500,000 shares of SmartHeat common stock (the "Share Exchange"). As a result of the Share Exchange, Taiyu became a wholly-owned subsidiary of SmartHeat.

Prior to our acquisition of Taiyu, we were in the development stage and had minimal business operations. We had no interest in any property, but had the right to conduct exploration activities on thirteen (13) mineral title cells covering 270,27 hectacres (667,85 acres) in the Slocan Mining Division of southeastern British Columbia, Canada. In connection with the acquisition of Taiyu, the Company transferred all of its pre-closing assets and liabilities (other than the obligation to pay a $10,000 fee to the Company's audit firm) to a wholly owned subsidiary, PGR Holdings, Inc., a Nevada corporation ("SplitCo"), under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations dated April 14, 2008 (the "Transfer Agreement"). The Company also sold all of the outstanding capital stock of Split Co to Jason Schlombs (the former director and officer, and a major shareholder, of the Company) pursuant to a Stock Purchase Agreement dated April 14, 2008 (the "Split-Off Agreement") in exchange for the surrender of 2,500,000 shares of the Company's common stock held by Mr. Schlombs (the "Split-Off').

Our principal offices are located at A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang, China 110027. Our telephone number is +86 (24) 2519-7699.

 The Securities We May Offer

We may offer and sell from time to time up to an aggregate of $75,000,000 of any of, or combinations of, the following securities:

Common Stock

We may issue shares of our common stock. Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose. Holders of common stock are entitled to one vote per share. Holders of common stock have no cumulative voting rights in the election of directors.

Debt Securities

We may offer debt securities, which may be secured or unsecured, senior, senior subordinated or subordinated, may be guaranteed by our subsidiaries, and may be convertible into shares of our common stock. We may issue debt securities either separately, or together with, upon conversion of or in exchange for other securities. It is likely that the debt securities that we may issue will not be issued under an indenture.

Warrants

We may issue warrants for the purchase our common stock or debt securities of our company. We may issue warrants independently or together with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. To the extent the warrants are publicly-traded, we will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

Rights

We may issue rights to purchase of common stock or debt securities of our company. We may issue rights independently or together with other securities. Rights sold with other securities as a unit may be attached to or separate from the other securities and may be (but shall not be required to be) publicly-listed securities.

Units

We may also issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

Prospectus Supplement

We will describe the terms of any such offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. Such prospectus supplement will contain the following information about the offered securities:

•	title and amount;

•	offering price, underwriting discounts and commissions or agency fees, and our net proceeds;

•	any market listing and trading symbol;

•	names of lead or managing underwriters or agents and description of underwriting or agency arrangements; and

•	the specific terms of the offered securities.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement relating to a particular offering will contain a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes including the expansion of our product offerings, capital expenditures and to meet working capital needs. The amounts and timing of the expenditures will depend on numerous factors, such as growth in our markets, technological advances and the competitive environment for our products.

DESCRIPTION OF SECURITIES AND SECURITIES WE MAY OFFER

General

The following description of our capital stock (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our certificate of incorporation and bylaws and by the applicable provisions of Nevada law.

Our authorized capital stock consists solely of 75,000,000 shares of common stock. As of the date of this prospectus, our outstanding capital stock consists of 24,179,900 shares of common stock, $0.001 par value, held of record by approximately 77 stockholders and no shares of preferred stock. Since some of our shares of common stock are held in street or nominee name, it is believed there are a substantial number of additional beneficial owners of our common stock. An additional 393,000 shares are reserved for issuance upon the exercise of outstanding warrants.  The warrants are immediately exercisable, expire on the third anniversary of their issuance and entitle their holders to purchase up to 393,000 shares of our common stock at an initial exercise price of $6.00 per share. We also reserved an additional 20,000 shares for issuance upon the exercise of outstanding stock options granted to two of our directors.  Each option vests in one-third increments on the first three anniversaries of the grant date, entitles the holder to purchase 10,000 shares of our common stock at an exercise price of $4.60 per share and expires on the fifth anniversary of the grant date.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $75,000,000 in the aggregate of:

•	common stock;

•
secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

•	warrants to purchase our securities;

•	rights to purchase our securities; or

•	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock other securities. The debt securities,  the common stock, the rights and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

The holders of common stock are entitled to one vote per share.  Our Articles of Incorporation does not provide for cumulative voting.  The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution.  The holders of common stock have no preemptive, subscription, redemption or conversion rights.

Warrants

We may issue warrants for the purchase of our common stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock or debt securities and may be attached to or separate from any offered securities. To the extent warrants we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

•	any limit on the aggregate principal amount of debt securities of such series;

•	the percentage of the principal amount at which the debt securities of any series will be issued;

•	the ability to issue additional debt securities of the same series;

•	the purchase price for the debt securities and the denominations of the debt securities;

•	the specific designation of the series of debt securities being offered;

•
the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

•	the basis for calculating interest if other than 360-day year or twelve 30-day months;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•
whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•
the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

•	the rate or rates of amortization of the debt securities;

•
if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•
our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

•	any restriction or condition on the transferability of the debt securities of a particular series;

•
the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

•
the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•
any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	what subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock or other securities or property;

•	whether we are issuing the debt securities in whole or in part in global form;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depositary for global or certificated debt securities, if any;

•
any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•
any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

•	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•
to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

•
if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•
the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

•
if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

•
any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Anti-Takeover Law

The Company is subject to the Nevada anti-takeover laws regulating corporate takeovers.  These anti-takeover laws prevent Nevada corporations from engaging in a merger, consolidation, sales of its stock or assets, and certain other transactions with any stockholder, including all affiliates and associates of the stockholder, who owns 10% or more of the corporation’s outstanding voting stock, for three years following the date that the stockholder acquired 10% or more of the corporation’s voting stock except in certain situations.

In addition, the Company is subject to the Nevada “control share” statute which prohibits an acquiring person, under certain circumstances, from voting certain shares of a target corporation’s stock after such acquiring person’s percentage of ownership of such corporation’s stock crosses certain thresholds, unless the target corporation’s disinterested stockholders approve the granting of voting rights to such shares.

Transfer Agent and Registrar

Interwest Transfer Company, Inc. is the transfer agent and registrar for our common stock.

Listing

Our common stock is quoted on the Nasdaq Global Market under the trading symbol “HEAT.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods or any other permissible method. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement used for any offering and sale of securities contemplated hereunder will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on the Nasdaq Global Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any common stock being offered in this prospectus will be passed upon for us by Holland & Hart LLP, Reno, Nevada.  The validity of any debt securities or warrants offered in this prospectus will be passed upon for us by the Newman Law Firm, PLLC, New York, New York.

EXPERTS

The consolidated financial statements for the years ended December 31, 2007 and 2008 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Goldman, Parks, Kurland & Mohidin, L.L.P., an independent certified public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the registrant after the date of filing the initial registration statement on Form S-3 of which this prospectus forms a part and prior to the effectiveness of such registration statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. In addition, the documents we are incorporating by reference as of the date hereof are as follows:

•	our Annual Report on Form 10-K for fiscal year ended December 31, 2008, as filed with the SEC on March 18, 2009, and as amended on April 3, 2009, May 5, 2009 and June 23, 2009;

•	our Quarterly Report on Form 10-Q for fiscal quarter ended March 31, 2008, as filed with the SEC on May 11, 2008, as amended on May 22, 2008 and June 23, 2009;

•	our Current Report on Form 8-K, dated January 29, 2009, as filed with the SEC on January 30, 2009;

•	our Current Report on Form 8-K, dated March 18, 2009, as filed with the SEC on March 18, 2009;

•	our Current Report on Form 8-K, dated May 10, as filed with the SEC on May 11, 2009;

•	our Current Report on Form 8-K, dated May 27, as filed with the SEC on May 29, 2009, as amended on June 16, 2009;

•	the description of our common stock contained in our Form 8-A filed on January 27, 2009 under the caption “Description of Common Stock”; and

•
all documents that we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

You may request a copy of these filings at no cost (other than exhibits unless such exhibits are specifically incorporated by reference) by writing or telephoning us at the following address and telephone number:

SmartHeat Inc.
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110027
 +86 (24) 2519-7699
Attention: Chief Executive Officer

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares of our common stock offered by this prospectus. This prospectus is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document.

The registration statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549 and the Regional Offices at the Commission located in the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 233 Broadway, New York, New York 10279. Copies of those filings can be obtained from the Commission’s Public Reference Section, Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates and may also be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov. You may also call the Commission at 1-800-SEC-0330 for more information. We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the Commission’s public reference room in Washington, D.C. You can request copies of those documents upon payment of a duplicating fee, by writing to the Securities and Exchange Commission.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

The Nevada Revised Statutes provide that a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The Articles of Incorporation or an amendment thereto may, however, provide for greater individual liability. Furthermore, directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the Nevada Revised Statutes.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, shareholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct meets the requirements of Nevada law to impose such liability. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any shareholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Nevada Revised Statutes also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened or completed action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Additionally, a corporation may indemnify a director, officer, employee or agent with respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, however, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our By-Laws provide, among other things, that a director, officer, employee or agent of the corporation will be indemnified against all expense, liability, and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with any threatened, pending, or completed action suit, or proceeding, whether civil, criminal, administrative, or investigative provided that he or she either is not liable pursuant to Nevada Revised Statutes 78.138 (relating to liability of directors and officers to the corporation in certain instances) or acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            You should rely only on the information contained in this prospectus. We have not authorized any dealer, broker, salesperson or any other person to provide you with information or to make any representations different from those contained in this prospectus or incorporated herein by reference. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares. This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

$75,000,000

Common Stock	Warrant
Debt Securities	Units
Rights

PROSPECTUS

                                         , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us. The amounts listed below are estimates subject to future contingencies.

Securities and Exchange Commission Registration Fee	$4,185.00
Legal Fees and Expenses	$50,000.00
Accounting Fees and Expenses	$10,000.00
FINRA Filing Fee	$5,500.00
Miscellaneous	$10,000.00
TOTAL	$79,686.00

Item 15.	Indemnification of Directors and Officers.

Our By-Laws provide, among other things, that a director, officer, employee or agent of the corporation will be indemnified against all expense, liability, and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative provided that he or she either is not liable pursuant to Nevada Revised Statutes 78.138 (relating to liability of directors and officers to the corporation in certain instances) or acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Item 16.	Exhibits.

The following exhibits are filed with this Registration statement.
Exhibit Number	Description of Document
3.1	Articles of Incorporation of the Company. (1)

3.2	Amended and Restated By-Laws adopted April 15, 2008. (2)

3.3	Specimen Stock Certificate.(3)

4.1	Form of Indenture. (4)

4.2	Form of Debt Securities. (4)

4.3	Form of Warrant Agreement, if any, including form of Warrant. (4)

4.4	Form of Right Certificate.(4)

5.1	Opinion of Holland & Hart LLP. (4)

10.1
English Translation of Employment Agreement between Taiyu and Jun Wang, dated January 1, 2008 (Incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on April 18, 2008)

10.2
English Translation of Employment Agreement between Taiyu and Zhijuan Guo, dated January 1, 2008 (Incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on April 18, 2008)

10.3
Certificate of Appointment by Sondex A/S of Taiyu as Authorized Dealer in China, dated March 2006 and letter naming Taiyu as  Dealer of North China, dated May 5, 2006 (Incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on April 18, 2008)

10.4	Form of Purchase Order for with Sondex A/S (Incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on April 18, 2008)

10.5
English Translation of Sales Contract between Taiyu and Dalkia (Jiamusi) Urban Heating Company Ltd, dated June 18, 2007 (Incorporated herein by reference to Exhibit 10.5 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on April 18, 2008)

10.6	Form of Purchase Order (Incorporated herein by reference to Exhibit 10.6 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on April 18, 2008)

10.7
English Translation of Loan Agreement with Citibank (China) Co., Ltd., dated June 25, 2007 (Incorporated herein by reference to Exhibit 10.7 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on April 18, 2008)

10.8
English Translation of Loan Agreement with China CITIC Bank, dated April 17, 2007 (Incorporated herein by reference to Exhibit 10.8 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on April 18, 2008)

10.9
Resignation Letter from Jason Schlombs, dated April 15, 2008 (Incorporated herein by reference to Exhibit 10.9 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on April 18, 2008)

10.10
Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations between SmartHeat and Goldrim Holding, Inc., dated April 14, 2008 (Incorporated herein by reference to Exhibit 10.10 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on April 18, 2008)

10.11
Stock Purchase Agreement between Jason Schlombs and SmartHeat, dated April 14, 2008 (Incorporated herein by reference to Exhibit 10.11 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on April 18, 2008)

10.12
Form of Registration Rights Agreement in connection with Units sold in our private placement offering completed in August 2008 (Incorporated herein by reference to Exhibit 10.13 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on July 11, 2008)

10.13
English Translation of Share Exchange Agreement dated September 25, 2008 between the Company and Asialink (Far East) Limited (Incorporated by reference to Exhibit 10.13 of Amendment No. 1 to SmartHeat's Registration Statement on Form S-1/A (Commission File No. 333-154415), filed with the SEC on December 12, 2008)

10.14
English Translation of the Asset Acquisition Agreement, dated May 27, 2009 by and between Taiyu Machinery and Electrical Equipment Co., Ltd and Siping Beifang the Heat Exchanger Manufacture Co.,  Ltd. (Incorporated herein by reference to Exhibit 10.14 to the Current Report on Form 8-K (Commission File No. 001-34246), filed with the SEC on May 29, 2009)

10.15
English Translation of the Amended and Restated Asset Purchase Agreement, dated June 16, 2009, by and between Machinery and Electrical Equipment Co., Ltd and Siping Beifang the Heat Exchanger Manufacture Co.,   Ltd. (Incorporated herein by reference to Exhibit 10.15  to the Current Report on Form 8-K (Commission File No. 001-34246), filed with the SEC on June 16, 2009)

23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in Part II of this Registration Statement).

25.1	Statement of Eligibility of trustee on Form T-1.*

*	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.
(1)	Incorporated herein by reference to Exhibit 3.2 to the Company's Form SB-2 (Commission File No. 333-139649) filed on December 22, 2006.
(2)	Incorporated herein by reference to Exhibit 3(ii) to the Current Report on Form 8-K (Commission File No. 000-53052) filed on October 16, 2008.
(3)	Incorporated by reference to Exhibit 10.13 of Amendment No. 2 to SmartHeat's Registration Statement on Form S-1/A (Commission File No. 333-154415), filed with the SEC on February 4, 2009).
(4)	If applicable, to be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement: and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide  offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any to the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

 (b) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Registration Statement on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Shenyang, China, on the date indicated below.

SMARTHEAT INC.

Date: June 24, 2009	By:	/s/ Jun Wang
Jun Wang
Chief Executive Officer (Principal Executive Officer)

Date: June 24, 2009	By:	/s/ Zhijuan Guo
Zhijuan Guo
Chief Financial Officer (Principal Accounting Officer)

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jun Wang as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jun Wang	Chairman of the Board, President & Chief Executive Officer	June 24, 2009
Jun Wang

/s/ Shijuan Guo	Chief Financial Officer and Treasurer	June 24, 2009
Zhijuan Guo

/s/ Fredrick Ritteriser	Director	June 24, 2009
Frederick Rittereiser

/s/ Arnold Staloff	Director	June 24, 2009
Arnold Staloff

/s/ Weiguo Wang	Director	June 24, 2009
Weiguo Wang

/s/ Wenbin Lin	Director	June 24, 2009
Wenbin Lin